                           Combined Financial Statements

                           Acquired Newspapers
                           (Formerly Divisions of Thomson
                           Newspapers Inc.)


                           Nine months ended September 28, 1996 and years ended December 30, 1995 and December 31, 1994 with Report of Independent Auditors

                              Acquired Newspapers
                (Formerly Divisions of Thomson Newspapers Inc.)

                         Combined Financial Statements


                 Nine months ended September 28, 1996 and years ended December 30, 1995 and December 31, 1994





                                    CONTENTS

Report of Independent Auditors ............................................1

Audited Combined Financial Statements

Combined Statements of Assets Acquired and Liabilities Assumed.............2
Combined Statements of Operations..........................................3
Combined Statements of Cash Flows .........................................4
Notes to Combined Financial Statements ....................................5

                         Report of Independent Auditors


Board of Directors
Garden State Newspapers, Inc.

We have audited the accompanying combined statements of assets acquired and liabilities assumed of the Acquired Newspapers (formerly Divisions of Thomson Newspapers Inc.--see Note 1) as of September 28, 1996 and December 30, 1995, and the related combined statements of operations and cash flows for the nine-month period ended September 28, 1996 and the years ended December 30, 1995 and December 31, 1994. These financial statements are the responsibility of Acquired Newspapers' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The combined statements of assets acquired and liabilities assumed have been prepared pursuant to the Asset Purchase Agreement described in Note 1 between Thomson Newspapers Inc. and Garden State Newspapers, Inc. dated October 31, 1996, and are not intended to be a complete presentation of the combined assets and liabilities of the Acquired Newspapers.

In our opinion, the combined statements of assets acquired and liabilities assumed referred to above present fairly, in all material respects, the combined assets acquired and liabilities assumed of the Acquired Newspapers as of September 28, 1996 and December 30, 1995 pursuant to the Asset Purchase Agreement referred to in Note 1 in conformity with generally accepted accounting principles, and the combined statements of operations and cash flows of the Acquired Newspapers referred to above present fairly, in all material respects, the operations and cash flows for the nine-month period ended September 28, 1996 and the years ended December 30, 1995 and December 31, 1994 in conformity with generally accepted accounting principles.



                                                              ERNST & YOUNG LLP

Denver, Colorado
December 31, 1996

                              Acquired Newspapers
                (Formerly Divisions of Thomson Newspapers Inc.)

         Combined Statements of Assets Acquired and Liabilities Assumed



                                                                   SEPTEMBER 28     December 30
                                                                       1996             1995
                                                                   ----------------------------
                                                                           (in thousands)

ASSETS ACQUIRED
Current assets:
   Cash                                                            $          4    $          4
   Trade accounts receivable, less allowance for
     doubtful accounts of $982 and $1,407 at September
     28, 1996 and December 30, 1995, respectively                         5,934           6,713
   Other receivables                                                         67              59
   Inventories of newsprint and supplies                                  1,240           1,413
   Prepaid expenses and other current assets                                207             232
                                                                   ----------------------------
Total current assets                                                      7,452           8,421

Property, plant and equipment:
   Land                                                                   2,727           2,727
   Buildings and improvements                                            25,158          26,847
   Machinery and equipment                                               50,554          48,398
                                                                   ----------------------------
Total property, plant and equipment                                      78,439          77,972
   Less accumulated depreciation and amortization                       (33,685)        (30,609)
                                                                   ----------------------------
Net property, plant and equipment                                        44,754          47,363
                                                                   ----------------------------
                                                                   $     52,206    $     55,784
                                                                   ============================

LIABILITIES ASSUMED AND NET ASSETS ACQUIRED
   Current liabilities:
   Trade accounts payable                                          $        449    $        328
   Accrued employee compensation                                          1,092             762
   Accrued liabilities                                                    1,679           2,451
   Unearned income                                                        2,353           2,167
                                                                   ----------------------------
Total current liabilities assumed                                         5,573           5,708

Net assets acquired                                                      46,633          50,076
                                                                   ----------------------------
                                                                   $     52,206    $     55,784
                                                                   ============================




See accompanying notes.

                             Acquired Newspapers
               (Formerly Divisions of Thomson Newspapers Inc.)

                      Combined Statements of Operations




                                                           NINE MONTHS                      YEAR ENDED
                                                              ENDED            ---------------------------------
                                                           SEPTEMBER 28          DECEMBER 30         DECEMBER 31
                                                               1996                 1995                 1994
                                                      ----------------------------------------------------------
                                                                                (in thousands)

Revenues:
   Advertising                                                $36,397               $51,580              $49,374
   Circulation                                                 11,291                13,773               11,847
   Other                                                        3,348                 3,620                2,955
                                                      ----------------------------------------------------------
Total revenues                                                 51,036                68,973               64,176

Costs and expenses:
   Cost of sales                                               19,850                25,815               26,471
   Selling, general and administrative                         21,001                30,683               33,303
   Depreciation and amortization                                3,079                 4,105                4,238
   Severance payments                                               -                   736                1,802
                                                      ----------------------------------------------------------
Total costs and expenses                                       43,930                61,339               65,814
                                                      ----------------------------------------------------------
Income (loss) before income taxes                               7,106                 7,634               (1,638)

Income tax expense (benefit)                                    2,913                 3,130                 (672)
                                                      ----------------------------------------------------------
Net income (loss)                                            $  4,193              $  4,504             $   (966)
                                                      ==========================================================



See accompanying notes.

                              Acquired Newspapers
                (Formerly Divisions of Thomson Newspapers Inc.)

                       Combined Statements of Cash Flows




                                                                    NINE MONTHS                       YEAR ENDED
                                                                        ENDED         ---------------------------------------
                                                                     SEPTEMBER 28           DECEMBER 30           DECEMBER 31
                                                                         1996                   1995                  1994
                                                                -------------------------------------------------------------
                                                                                        (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                        $4,193                $4,504               $  (966)
Adjustments to reconcile net income (loss)
   to net cash provided by operating activities:
     Depreciation and amortization                                        3,079                 4,105                 4,238
     Provision for losses on accounts receivable                            654                   863                 1,360
     Changes in operating assets and liabilities:
       Decrease (increase) in accounts receivable                           125                (1,240)               (1,157)
       (Increase) decrease in other receivables                              (8)                   11                    51
       Decrease (increase) in newsprint and
         supplies                                                           173                    17                  (449)
       Decrease (increase) in prepaid expenses and
         other current assets                                                25                   (48)                  191
       (Decrease) increase in accounts payable and
         and accrued liabilities                                            (43)                 (107)                  506
       Increase in unearned income                                          186                   114                   173
                                                                -----------------------------------------------------------
Net cash flows from operating activities                                  8,384                 8,219                 3,947

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment                                  (470)                 (809)               (1,309)
                                                                -----------------------------------------------------------
Net cash flows from investing activities                                   (470)                 (809)               (1,309)

CASH FLOWS FROM FINANCING ACTIVITIES
Transfer to Thomson Newspapers Inc.                                      (7,914)               (7,410)               (2,639)
                                                                -----------------------------------------------------------
Net cash flows from financing activities                                 (7,914)               (7,410)               (2,639)
                                                                -----------------------------------------------------------

Increase (decrease) in cash                                                   -                     -                    (1)
Cash at beginning of year                                                     4                     4                     5
                                                                -----------------------------------------------------------
Cash at end of year                                                    $      4             $       4             $       4
                                                                ===========================================================




 See accompanying notes.

                              Acquired Newspapers
                (Formerly Divisions of Thomson Newspapers Inc.)

                     Notes to Combined Financial Statements

                               September 28, 1996


1. COMBINED FINANCIAL STATEMENTS

The accompanying combined financial statements reflect the operations of the Pasadena Star-News, Whittier Daily News, San Gabriel Valley Tribune, Times-Standard, The Evening Sun and other related publications (collectively referred to as the "Acquired Newspapers"), which operated as various divisions of Thomson Newspapers Inc. On October 31, 1996 pursuant to a signed Asset Purchase Agreement, Thomson Newspapers Inc. ("Thomson") sold substantially all of the assets used in the publication of the Acquired Newspapers to Garden State Newspapers, Inc. ("Garden State") and Garden State agreed to assume certain liabilities directly related to the operation of the Acquired Newspapers. The Acquired Newspapers are in the business of publishing daily and weekly newspapers.

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

BASIS OF PRESENTATION

The accompanying combined financial statements include the accounts of the Acquired Newspapers described above. These statements are presented as if the Acquired Newspapers had existed as an entity separate from its parent, Thomson, during the periods presented and include the historical assets, liabilities, revenues and expenses that are directly related to the operations of the Acquired Newspapers. All transactions between the Acquired Newspapers have been eliminated upon combination. Because the Acquired Newspapers operations were included in the financial statements of Thomson on a divisional basis, there are no separate historical equity accounts for the Acquired Newspapers. The financial information included herein may not necessarily be indicative of what the financial position, results of operations or cash flows would have been if the Acquired Newspapers were a separate, stand-alone company during the periods presented.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

                             Acquired Newspapers
               (Formerly Divisions of Thomson Newspapers Inc.)

              Notes to Combined Financial Statements (continued)




2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS (CONTINUED)

INVENTORIES

Inventories, which largely consist of newsprint, are valued at a standard intercompany cost charged by Thomson. The Acquired Newspapers unaudited pro forma cost of sales related to newsprint used would have been $20.9 million, $25.9 million and $22.7 million for the nine months ended September 28, 1996 and the years ended December 30, 1995 and December 31, 1994, respectively, based on Garden State's average historical newsprint costs.

SEVERANCE PAYMENTS

In the year ended December 31, 1994, the Pasadena Star-News, Whittier Daily News and San Gabriel Valley Tribune underwent a downsizing, in which the work force at these newspapers was permanently reduced. In 1995, the above newspapers again permanently eliminated certain executive-level positions. The cost associated with these staff reductions has been included in severance payments in the accompanying combined financial statements.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost. Buildings and machinery and equipment are depreciated using the straight-line method over the expected useful lives of the individual assets.

LONG-LIVED ASSETS

The carrying value of long-lived assets is reviewed annually; if at any time the facts or circumstances at any of the Acquired Newspapers operations indicate impairment of long-lived asset values, as a result of a continual decline in performance or as a result of fundamental changes in a newspaper's market, a determination is made as to whether the carrying value of the newspaper's long-lived assets exceeds estimated realizable value. For purposes of this determination, estimated realizable value is evaluated based on values placed on comparable newspaper properties, generally based on a multiple of revenue and operating profit (before depreciation and amortization).

                              Acquired Newspapers
                (Formerly Divisions of Thomson Newspapers Inc.)

               Notes to Combined Financial Statements (continued)




2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS (CONTINUED)

INCOME TAXES

The operations of the Acquired Newspapers have historically been included in Thomson's federal and state income tax returns. For the combined statements of operations the provision for income tax expense (benefit) was calculated on a separate return basis at an effective combined federal and state tax rate of 41%. Under the terms of the Asset Purchase Agreement all tax assets and liabilities are excluded from the purchase and accordingly have not been reflected in the combined statements of assets acquired and liabilities assumed.

PENSION AND 401(K) PLANS

Certain employees of the Acquired Newspapers participated in Thomson's defined benefit pension plan (the "Plan"). The cost of an employee's participation in the Plan is based on an estimate from Thomson, the cost of which has been included in the accompanying financial statements. Upon acquisition the Plan benefits were frozen and the participants were fully vested in those benefits. However, because Garden State did not acquire the Plan or any ongoing liability of participation in the Plan, no disclosure of the Plan's assets, liabilities, service cost, interest cost or other component of pension expense has been included herein. Expenses associated with this Plan for the nine months ended September 28, 1996 and the years ended December 30, 1995 and December 31, 1994 were approximately $270,000, $437,000 and $141,000, respectively.

Non-union employees of the Acquired Newspapers who work a minimum of 1,000 hours per year were also eligible to participate in Thomson's 401(k) Savings Plan after one year of service. For participants earning less than $50,000 compensation per year, Thomson matched each dollar contributed to the plan at 50% on the first 2% of salary contributed and 25% on contributions greater than 2% but less than 5%. Participants earning more than $50,000 per year had their contributions matched at 25% of each dollar contributed up to the first 5%. The expenses associated with the 401(k) plan for the nine months ended September 28, 1996 and the years ended December 30, 1995 and December 31, 1994 were approximately $95,000, $115,000 and $127,000, respectively,

3. LEASES

The Acquired Newspapers lease certain facilities and equipment under operating leases, some of which contain renewal or escalation clauses. Rent expense was approximately $181,000, $153,000 and $161,000 for the nine months ended September 28, 1996 and the

                              Acquired Newspapers
                (Formerly Divisions of Thomson Newspapers Inc.)

               Notes to Combined Financial Statements (continued)




3. LEASES (CONTINUED)

years ended December 30, 1995 and December 31, 1994, respectively. Contingent rentals are not significant. Future minimum payments on operating leases are as follows:


FISCAL YEAR ENDING                                         DECEMBER 31
------------------                                         -----------
                                                          (in thousands)
1996 and 1997                                                $   239
1998                                                             191
1999                                                             150
2000                                                             136
2001                                                             136
Thereafter                                                       483
                                                              ------
                                                              $1,335
                                                              ======